Exhibit 99.1

CONTACTS:	James Winschel, Senior Vice President and Chief Financial Officer
Jill Baker, Vice President of Investor Relations
+1-781-434-4118
PAREXEL REPORTS THIRD QUARTER FISCAL YEAR 2010 FINANCIAL RESULTS
•	Strong new business wins generated 1.60 net book-to-bill ratio

•	Backlog at approximately $2.4 billion, up 16.9% year-over-year

•	Consolidated service revenue of $291.2 million grew 10.1% year-over-year
Boston, MA, April 27, 2010 – PAREXEL International Corporation (NASDAQ: PRXL) today announced its financial results for the third quarter ended March 31, 2010.
For the three months ended March 31, 2010, PAREXEL’s consolidated service revenue increased 10.1% to $291.2 million compared with $264.5 million in the prior year period. Excluding the positive impact of foreign exchange of $14.9 million dollars in the quarter, revenue increased approximately 4.5% from the prior year. Operating income as reported under Generally Accepted Accounting Principles (GAAP) totaled $25.8 million, or 8.9% of consolidated service revenue in the third quarter of Fiscal Year 2010, as compared with $26.4 million, or 10.0% of consolidated service revenue in the same period one year ago. Excluding the impact of restructuring-related items in the quarter, as detailed in the attached financial tables, operating income was $29.9 million, or 10.3% of consolidated service revenue, in the third quarter of Fiscal Year 2010. GAAP net income for the quarter totaled $12.8 million, or $0.22 per diluted share, compared with net income of $14.2 million, or $0.25 per diluted share, for the quarter ended March 31, 2009. On a non-GAAP basis, excluding the impact of restructuring-related items in the quarter, net income for the third quarter was $16.8 million, or $0.28 per diluted share.
On a segment basis, consolidated service revenue for the third quarter of Fiscal Year 2010 was $221.4 million in Clinical Research Services (CRS), $31.5 million in PAREXEL Consulting and Medical Communications Services (PCMS), and $38.3 million in Perceptive Informatics, Inc.
For the nine months ended March 31, 2010, consolidated service revenue was $835.7 million versus $803.3 million in the prior year period, an increase of 4.0%. Excluding the positive impact of foreign exchange of $11.1 million dollars in the nine-month period, revenue increased 2.7%. GAAP operating income for the current nine-month period was $63.0 million, or 7.5% of service revenue, compared with GAAP operating income of $56.1 million, or 7.0% of service revenue in the prior year nine-month period. Excluding the impact of restructuring-related items in the second and third quarters, operating income was $75.3 million, or 9.0% of consolidated service revenue, for the nine months ended March 31, 2010. Excluding certain items in the year ago nine-month period, operating income was $71.1 million, or 8.9% of consolidated service revenue. Net income on a GAAP basis for the nine months ended March 31, 2010 was $28.7 million, or $0.49 per diluted share, compared with GAAP net income of $33.0 million, or $0.57 per diluted share, in the prior year period. On a non-GAAP basis, excluding certain items in both periods that are detailed in the attached financial tables, net income for the nine months ended March 31, 2010 was $44.4 million, or $0.76 per diluted share, compared with $40.9 million, or $0.71 per diluted share, in the comparable nine-month period of the prior year.
PAREXEL’s backlog was $2.38 billion at the end of the March quarter, an increase of 16.9% year-over-year. The reported backlog included record gross new business wins of $606.9 million, cancellations of $140.3 million, and a negative impact from changes in foreign exchange rates of $103.7 million. The net book-to-bill ratio was 1.60 in the quarter (defined as gross new business less cancellations, divided by service revenue).
Mr. Josef H. von Rickenbach, PAREXEL’s Chairman and Chief Executive Officer stated, “Our performance in the third quarter clearly demonstrates a return to growth, and we are now looking more confidently into the future given our strong new business wins and growth in backlog. We also generated healthy cash flow, allowing us to further strengthen our balance sheet. I would like to thank our employees around the globe for their hard work and dedication, which have enabled us to report this strong operational and financial performance.”
Mr. von Rickenbach continued, “As we move into our fourth fiscal quarter and gain better perspective on calendar year 2010, we believe that the market for our services is continuing to recover. In this regard, we have seen a significant increase in the volume and value of pending requests for proposals from our clients. We anticipate a solid finish to our fiscal year, and will work to maintain our momentum during Fiscal Year 2011, as the benefits of our strategic investments in our global footprint, technology capabilities, and process enhancements further take hold.”
The Company issued forward-looking guidance for the fourth quarter of Fiscal Year 2010 (ending June 30, 2010), for Fiscal Year 2010 and for Calendar Year 2010 using recent exchange rates. Adjusted diluted earnings per share guidance numbers exclude restructuring-related charges. The Company expects to record approximately $5.0 million in additional restructuring charges during the fourth quarter of Fiscal Year 2010, equating to approximately $0.05 per diluted share. This expenditure will then complete the restructuring activities that were first announced in October 2009. For the fourth quarter, the Company anticipates reporting consolidated service revenue in the range of $294 to $304 million, GAAP earnings per diluted share in the range of $0.24 to $0.26, and adjusted earnings per share of $0.29 to $0.31. For Fiscal Year 2010, consolidated service revenue is expected to be in the range of $1.130 to $1.140 billion, GAAP earnings per diluted share to be in the range of $0.73 to $0.75, and adjusted diluted earnings per share to be in the range of $1.04 to $1.06. (Previously issued guidance for Fiscal Year 2010 was for service revenue of $1.125 to $1.145 billion, GAAP diluted earnings per share of $0.66 to $0.72, and adjusted earnings per diluted share of $1.00 to $1.06). For Calendar Year 2010, consolidated service revenue is expected to be in the range of $1.180 to $1.215 billion, GAAP earnings per diluted share are projected to be in the range of $0.99 to $1.09, and adjusted earnings per share are projected to be in the range of $1.10 to $1.20. (Previously issued guidance for Calendar Year 2010 was for service revenue of $1.175 to $1.215 billion, GAAP earnings per diluted share of $0.91 to $1.05, and adjusted earnings per diluted share of $1.05 to $1.19).
In addition to the financial measures prepared in accordance with generally accepted accounting principles (GAAP), the Company uses certain non-GAAP financial measures. The Company believes that presenting the non-GAAP financial measures contained in this press release assists investors and others in gaining a better understanding of its core operating results and future prospects, especially when comparing such results to previous periods or forecasted guidance, because such measures exclude items that are outside of the Company’s normal operations and/or, in certain cases, are difficult to forecast accurately for future periods. Management uses non-GAAP financial measures, in addition to the measures prepared in accordance with GAAP, as the basis for measuring the Company’s core operating performance and comparing such performance to that of prior periods and to the performance of its competitors for the same reasons stated above. Such measures are also used by management in its financial and operating decision-making. Non-GAAP financial measures are not meant to be considered superior to or a substitute for the Company’s results of operations prepared in accordance with GAAP.
A conference call to discuss PAREXEL’s third quarter earnings, business, and financial outlook will begin at 10:00 a.m. ET on Wednesday, April 28, 2010 and will be broadcast live over the internet via webcast. The webcast may be accessed in the “Webcasts” portion of the Investor Relations section of the Company’s website at www.parexel.com. Users should follow the instructions provided to assure that the necessary audio applications are downloaded and installed. A replay of this webcast will be archived on the website approximately two hours after the call and will continue to be accessible for approximately one year following the live event. To participate via telephone, dial +1 706-758-4950 and ask to join the PAREXEL quarterly conference call.
Certain trended financial information may be found in the Investor Relations section of the Company’s website under the “Additional Financials” section.
About the Company
PAREXEL International Corporation is a leading global bio/pharmaceutical services organization, providing a broad range of knowledge-based contract research, medical communications and consulting services to the worldwide pharmaceutical, biotechnology and medical device industries. Committed to providing solutions that expedite time-to-market and peak-market penetration, PAREXEL has developed significant expertise across the development and commercialization continuum, from drug development and regulatory consulting to clinical pharmacology, clinical trials management, medical education and reimbursement. Perceptive Informatics, Inc., a subsidiary of PAREXEL, provides advanced technology solutions, including medical imaging, to facilitate the clinical development process. Headquartered near Boston, Massachusetts, PAREXEL operates in 71 locations throughout 54 countries around the world, and has approximately 9,500 employees. For more information about PAREXEL International visit www.PAREXEL.com.

This release contains “forward-looking” statements regarding future results and events, including, without limitation, statements regarding expected financial results, future growth and customer demand, such as the guidance provided by the Company with respect to the fourth quarter of Fiscal Year 2010, Fiscal Year 2010, and Calendar Year 2010. For this purpose, any statements contained herein that are not statements of historical fact may be deemed forward-looking statements. Without limiting the foregoing, the words “believes,” “anticipates,” “plans,” “expects,” “intends,” “appears,” “estimates,” “projects,” “will,” “would,” “could,” “targets,” and similar expressions are also intended to identify forward-looking statements. The forward-looking statements in this release involve a number of risks and uncertainties. The Company’s actual future results may differ significantly from the results discussed in the forward-looking statements contained in this release. Important factors that might cause such a difference include, but are not limited to, risks associated with: actual operating performance; actual expense savings and other operating improvements resulting from recent and anticipated restructurings, including the anticipated restructuring charge of approximately $24 million over the second, third, and fourth quarters of Fiscal Year 2010; the loss, modification, or delay of contracts which would, among other things, adversely impact the Company’s recognition of revenue included in backlog; the Company’s dependence on certain industries and clients; the Company’s ability to win new business, manage growth and costs, and attract and retain employees; the Company’s ability to complete additional acquisitions and to integrate newly acquired businesses or enter into new lines of business; the impact on the Company’s business of government regulation of the drug, medical device and biotechnology industry; consolidation within the pharmaceutical industry and competition within the biopharmaceutical services industry; the potential for significant liability to clients and third parties; the potential adverse impact of health care reform; and the effects of exchange rate fluctuations and other international economic, political, and other risks. Such factors and others are discussed more fully in the section entitled “Risk Factors” of the Company’s Quarterly Report on Form 10-Q for the quarter ended December 31, 2009 as filed with the SEC on February 5, 2010 which “Risk Factors” discussion is incorporated by reference in this press release. The Company specifically disclaims any obligation to update these forward-looking statements in the future. These forward-looking statements should not be relied upon as representing the Company’s estimates or views as of any date subsequent to the date of this press release.

PAREXEL International Corporation
Consolidated Condensed Statement of Operations
Unaudited

		Three Months Ended			Three Months Ended
	March 31, 2010				March 31, 2009
(in thousands, except per share data)	As Reported	Adjustments		Non-GAAP	As Reported
Service revenue	$291,244			$291,244	$264,457
Reimbursement revenue	53,162			53,162	46,504

Total revenue	344,406			344,406	310,961

Costs and expenses:
Direct costs	177,769			177,769	165,781
Reimbursable out-of-pocket expenses	53,162			53,162	46,504
Selling, general and administrative	68,345			68,345	58,998
Depreciation	12,439	64	(a)	12,503	10,531
Amortization	2,748			2,748	2,728
Restructuring expense	4,119	(4,119)	(a)	—	—

Total costs and expenses	318,582	(4,055)		314,527	284,542

Income from operations	25,824	4,055		29,879	26,419

Other (expense) income	(6,350)	430	(b)	(5,920)	(4,815)

Income before income taxes	19,474	4,485		23,959	21,604

Provision for income taxes	6,691	439	(c)	7,130	7,400
Effective tax rate	34.4%			29.8%	34.3%

Net income	$12,783	$4,046		$16,829	$14,204

Earnings per common share:
Basic	$0.22			$0.29	$0.25
Diluted	$0.22			$0.28	$0.25
Shares used in computing earnings per common share:
Basic	58,135			58,135	57,556
Diluted	59,184			59,184	57,556

(a)	Restructuring charges pursuant to plans announced or implemented in Q3 FY 2010 include $0.5 million of facility-related costs and $3.6 million in severance costs.

(b)	Asset impairment charge.

(c)	Tax benefit associated with items (a) – (b).
Balance Sheet Information

	Preliminary
	March 31,	June 30,	March 31,
	2010	2009	2009
Billed accounts receivable, net	$255,768	$251,174	$214,664
Unbilled accounts receivable, net	234,897	230,146	215,729
Deferred revenue	(282,896)	(266,453)	(244,262)

Net receivables	$207,769	$214,867	$186,131

Cash and marketable securities	$117,808	$96,352	$99,512
Working capital	$181,930	$191,705	$141,331
Total assets	$1,230,909	$1,224,461	$1,117,795
Short-term borrowings	$32,082	$32,090	$57,100
Long-term debt	$192,626	$247,083	$229,360
Stockholders’ equity	$444,283	$414,745	$360,210

PAREXEL International Corporation
Consolidated Condensed Statement of Operations
Unaudited

		Nine Months Ended				Nine Months Ended
	March 31, 2010				March 31, 2009
(in thousands, except per share data)	As Reported	Adjustments		Non-GAAP	As Reported	Adjustments		Non-GAAP
Service revenue	$835,738			$835,738	$803,349			$803,349
Reimbursement revenue	154,186			154,186	151,165			151,165

Total revenue	989,924			989,924	954,514			954,514

Costs and expenses:
Direct costs	522,835			522,835	514,440			514,440
Reimbursable out-of-pocket expenses	154,186			154,186	151,165			151,165
Selling, general and administrative	193,196			193,196	178,785			178,785
Depreciation	37,159	(450)	(a)	36,709	31,765			31,765
Amortization	7,731			7,731	7,237			7,237
Other (benefit) charge	(1,144)	1,144	(b)	—	15,000	(15,000)	(b)	—
Restructuring expense	12,950	(12,950)	(a)	—	—			—

Total costs and expenses	926,913	(12,256)		914,657	898,392	(15,000)		883,392

Income from operations	63,011	12,256		75,267	56,122	15,000		71,122

Other (expense) income	(17,074)	6,572	(c)	(10,502)	(2,851)			(2,851)

Income before income taxes	45,937	18,828		64,765	53,271	15,000		68,271

Provision for income taxes	17,263	3,106	(d)	20,369	20,240	7,080	(d)	27,320
Effective tax rate	37.6%			31.5%	38.0%			40.0%

Net income	$28,674	$15,722		$44,396	$33,031	$7,920		$40,951

Earnings per common share:
Basic	$0.49			$0.77	$0.57			$0.71
Diluted	$0.49			$0.76	$0.57			$0.71

Shares used in computing earnings per common share:
Basic	57,960			57,960	57,449			57,449
Diluted	58,463			58,463	57,861			57,861

(a)	Restructuring charges pursuant to plans announced or implemented in Q2 and Q3 FY 2010 include $0.4 million of accelerated depreciation on abandoned facilities, $5.8 million of facility-related costs and $7.2 million in severance costs.

(b)	Release of $1.1 million in certain reserves related to $15 million in wind-down costs and bad debt expense established in Q2 FY09 for a client contract default.

(c)	Investment impairment charge of $6.2 million and asset impairment charge of $0.4 million.

(d)	Tax benefit associated with items (a) — (c).

PAREXEL International Corporation
Segment Information
Unaudited

	Three Months Ended	Three Months Ended
(in thousands)	March 31, 2010	March 31, 2009
Clinical Research Services (CRS)

Service revenue	$221,456	$199,662
% of total service revenue	76.0%	75.5%
Gross profit	$82,605	$71,800
Gross margin % of service revenue	37.3%	36.0%

PAREXEL Consulting & Medical Communications Services (PCMS)

Service revenue	$31,518	$29,176
% of total service revenue	10.8%	11.0%
Gross profit	$12,905	$11,336
Gross margin % of service revenue	40.9%	38.9%

Perceptive Informatics, Inc. (PII)

Service revenue	$38,270	$35,619
% of total service revenue	13.2%	13.5%
Gross profit	$17,965	$15,540
Gross margin % of service revenue	46.9%	43.6%

Total service revenue	$291,244	$264,457
Total gross profit	$113,475	$98,676
Gross margin % of service revenue	39.0%	37.3%

Revenue by Geography

The Americas	$114,972	$113,551
Europe, Middle East & Africa	141,810	126,666
Asia/Pacific	34,462	24,240

Total service revenue	$291,244	$264,457

Quarterly Supplemental Financial Data

Total revenue	$344,406	$310,961
Investigator fees	50,988	44,781

Gross revenue	$395,394	$355,742

Days sales outstanding	47	47

Capital expenditures	18,624	16,651

PAREXEL International Corporation
Segment Information
Unaudited

	Nine Months Ended	Nine Months Ended
(in thousands)	March 31, 2010	March 31, 2009
Clinical Research Services (CRS)

Service revenue	$645,350	$603,419
% of total service revenue	77.2%	75.1%
Gross profit	$238,066	$212,928
Gross margin % of service revenue	36.9%	35.3%

PAREXEL Consulting & Medical Communications Services (PCMS)

Service revenue	$90,070	$91,218
% of total service revenue	10.8%	11.4%
Gross profit	$34,044	$32,448
Gross margin % of service revenue	37.8%	35.6%

Perceptive Informatics, Inc. (PII)

Service revenue	$100,318	$108,712
% of total service revenue	12.0%	13.5%
Gross profit	$40,793	$43,533
Gross margin % of service revenue	40.7%	40.0%

Total service revenue	$835,738	$803,349
Total gross profit	$312,903	$288,909
Gross margin % of service revenue	37.4%	36.0%

Revenue by Geography

The Americas	$325,486	$337,442
Europe, Middle East & Africa	413,809	398,586
Asia/Pacific	96,443	67,321

Total service revenue	$835,738	$803,349